EXHIBIT 10.5

                         LEASE AGREEMENT


     THIS LEASE AGREEMENT ("Lease") made and entered into effective as of the 21st day of May, 2002, as revised on the 8 day of February, 2007, by and between CLARENCE L. WERNER, TRUSTEE OF THE CLARENCE L. WERNER REVOCABLE TRUST, hereinafter referred to as "Landlord," and WERNER ENTERPRISES, INC., hereinafter referred to as "Tenant."

                            RECITALS:

     WHEREAS, Landlord owns, controls, and holds the legal right to lease real property located west of Valley, Nebraska, on the Platte River which he desires to lease; and

     WHEREAS,  the  parties  on or about August 1, 1994,  entered
into   a   Lease   Agreement  granting  Tenant  a  non-exclusive,
restricted right to erect and maintain a sporting clay and trap range on the area; and

     WHEREAS, on or about August 1, 1994, said Lease was amended pursuant to a written Addendum providing for a twenty (20) year lease term from August 1, 1994; and

     WHEREAS, Tenant desires to obtain the use of a suitable hunting lodge located on the premises; and

     WHEREAS, Tenant is willing to construct a hunting lodge in a form acceptable to Landlord according to the terms and conditions set forth herein; and

     WHEREAS, the parties desire to terminate the Lease Agreement dated the 1st day of August, 1994, as amended on August 1, 1994, and to incorporate the premises leased therein in this Lease; and

     WHEREAS,  the  parties desire to retroactively  clarify  and
revise   this  Lease  as  set  forth  herein  to  delete  certain
provisions relating to certain contiguous property owned by Landlord.

     NOW THEREFORE, in consideration of the covenants, rents and agreements contained within this Lease, the parties agree as follows:

     1.    The Premises.  Landlord agrees to lease  the following
           ------------
described real property to Tenant and Tenant agrees to lease  the
real   property  from  Landlord,  according  to  the  terms   and
conditions of this Lease.

     a. Sporting Clay and Trap Range Area.  Landlord  leases  the
        ---------------------------------
     real property for the purpose of constructing, maintaining and using a hunting lodge (the "Lodge"), and a sporting clay and trap range on an area, the boundaries of which have been determined by Landlord and Tenant, hereinafter referred to as the "Lodge Premises" upon the real property described in Exhibit "A" hereto. Tenant shall have access to the Lodge Premises for purposes of constructing, maintaining, and using a Lodge and a sporting clay and trap range thereon; however, the right to use the Lodge Premises for all other purposes, including, but not limited to, farming, animal husbandry, stocking and hunting of game birds, is reserved by Landlord. Landlord also grants to Tenant the non-exclusive right to travel on the road maintained by Landlord across Landlord's contiguous property, the approximate location of which is shown on Exhibit "B" attached hereto, for purposes of ingress and egress from the Lodge Premises.

     b. Hunting Lodge.  Tenant  will  construct  the Lodge at the
        -------------
     location outlined on the attached Exhibit "B" drawing. The building shall be approximately 24,000 square feet of floor space. The entire Lodge shall be for the exclusive use of Tenant, its agents, servants, and invitees for any lawful purpose including, but not limited to, conducting hunting, shooting, and fishing activities for Tenant and its invitees. Tenant will also, at its expense, remove the existing lodge structure from the Lodge Premises.

     The  Lodge  Premises  include the caretaker's dwelling,  the
kennel  building,  the  existing  metal  storage  building,   all
appurtenances, easements and rights-of-way related to it.

     2.    Lease Term.  The Term of this  Lease shall be  for  a
           ----------
period of ten (10) years, unless sooner terminated under the terms of this Lease, and shall commence on the 1st day of June, 2002, and extend for a period of ten (10) years thereafter.

     3.    Rent.  Tenant shall  pay  the Landlord as Rent for the
           ----
Lodge Premises an amount of One Dollar ($1.00) per year. In addition thereto, Landlord shall, as rental, receive the non-
exclusive right to use the Lodge, the sporting clay and trap range constructed and maintained by Tenant and all equipment relating thereto for Landlord's personal use. Rent shall be payable without demand on or upon the first day of each Lease Year. Any payment not received by the 15th day of the month when due shall be subject to a four percent (4%) late fee.

     4.    Construction.
           ------------

     Tenant shall, at its sole cost and expense, construct the Lodge on the Lodge Premises at a location mutually agreed by the parties in accordance with the plans and specifications prepared by Tenant and approved by Landlord, Landlord's consent and approval not to be unreasonably withheld; all the foregoing to be done at Tenant's risk and cost except for Landlord's default or negligence. Tenant agrees that it will not encumber by conditional sales agreements, chattel mortgages or any other security instrument, any work performed or materials installed by Tenant, excluding Tenant's trade fixtures, without the prior consent of Landlord. Tenant agrees, with respect to any activities by Tenant within the Lodge prior to occupancy date, that it will comply with all reasonable procedures and regulations prescribed by Landlord. Landlord agrees that title to the Lodge and to all improvement work performed on the Lodge Premises and materials installed on the Lodge Premises by Tenant shall remain the property of Tenant.

     Tenant does and shall cause the contractor, all subcontractors and all materialmen to waive and release any and all liens, intention to file liens and rights of liens with respect to the Lodge Premises now existing or that may hereafter arise and, as a condition precedent to the commencement of work, shall deliver to Landlord a duplicate original of the instrument in writing whereby contractor, subcontractors, and materialmen so waive such rights. Tenant shall, at its own cost and expense, cause any liens filed against the Lodge Premises by Tenant's contractor, subcontractor or materialmen, to be discharged of record within twenty (20) days after notice to Tenant of the filing thereof. If any mechanic's lien has been filed against the Lodge Premises or building or tract of which the Lodge Premises is part, within the statutory period for filing mechanic's liens and remains of record after notice to Tenant, and Tenant fails to comply, Landlord shall have the right to discharge any such liens by payment or otherwise, and Tenant shall reimburse Landlord therefor and for all reasonable costs and expense incurred in connection therewith, including reasonable attorney fees.

     Commencing with the date Tenant performs any work on the Lodge, Tenant shall be covered for public liability insurance in the amounts set forth in Section 18 hereof, covering Landlord and any designee of Landlord and workers' compensation insurance affording applicable statutory coverage and containing statutory limits, all such liability insurance policies to comply with the requirements of Section 18 hereof. As permitted under Nebraska Law, Tenant may self-insure the workers' compensation risk.

     Tenant agrees that it will, on request from Landlord, comply with any and all reasonable requirements of Landlord or any title company and the requirements of any mortgagee of the Lodge Premises with respect to the work performed or materials furnished by Tenant, or its agents, contractors and subcontractors, on the Lodge Premises.

     Any  access   or   possession   by  Tenant   prior   to  the
commencement date shall, except for the payment of Rent, as hereinafter defined, be on and subject to all the other terms, provisions, covenants and conditions of this Lease.

     5.    Acceptance and  Alteration  of  Lodge  Premises.  Upon
           -----------------------------------------------
completion and acceptance of the Lodge, Tenant accepts the Lodge Premises "as is" and has the right to make alterations thereto when approved by the Landlord, which approval shall not be unreasonably withheld. If, at the termination of the ten (10) year Term of this Lease, or any renewal period, Tenant has not exercised the option provided in Section 8 hereof, the Lodge and all alterations, additions, fixtures, improvements and furniture, whether temporary or permanent in character, shall become Landlord's property, without compensation to Tenant. If the Lease is terminated before the tenth (10th) year, for any reason except for breach of the terms and conditions hereof by Tenant, and Tenant does not elect to exercise its option provided by
Section 8 hereof, Landlord agrees to pay to Tenant the original cost of the Lodge together with all improvements, fixtures, machinery, furniture, and general furnishings to or on the Lodge Premises by Tenant, less accumulated depreciation calculated on a straight-line method over the Term of the Lease (ten [10] years).

     6.    Taxes  and  Special  Assessments.  Tenant will pay all
           --------------------------------
real property taxes and special assessments levied against the Lodge Premises during the Term of the Lease. Tenant shall pay or reimburse Landlord for any personal property taxes, if any, arising by virtue of the installation of the said equipment on the Lodge Premises.

     7.    Maintenance and Repairs. Tenant will, at its sole cost
           -----------------------
and expense, keep the Lodge Premises clean, presentable and provide all maintenance, repairs, and replacements, including but not limited to structural repairs, as and when needed to preserve the Lodge Premises in good working order and repair. Further, Tenant will be responsible for major repairs and replacements to the heating, ventilating, air conditioning, mechanical, electrical, plumbing systems and the fixtures and appurtenances to the Lodge Premises as and when needed to preserve them in good working order and condition, reasonable wear and tear excepted. Tenant will also provide all grounds and landscape upkeep, and maintenance on the Lodge Premises.

     8.    Option.
           ------

     a. Tenant's Option.  At  any  time  during  the term of this
        ---------------
     Lease or any renewal thereof, Tenant shall have the option to purchase the Lodge Premises by giving written notice of its intention to do so to Landlord. The option price shall be the market price for the property without considering the value of the Lodge, shooting fields' equipment, and/or caretaker's home. If the parties are unable to agree as to the market price, each party may appoint an appraiser who shall in turn jointly appoint a third appraiser to determine the market value. The average of all three appraisals will be determinative of the market value. The parties agree that the sum of One Hundred Thousand and No/100 Dollars ($100,000.00) will be added to the value of the Lodge Premises for the value of the existing lodge structure which will be removed by Tenant pursuant to
     Section 1.c. above.

     Upon delivery of written notice to Landlord of Tenant's intent to exercise the option, the parties will have thirty
     (30) days to negotiate the fair market value of the property. If the parties are unable to agree, each party shall appoint an appraiser as described above, and all appraisals shall be completed within sixty (60) days from the date notice was given by Tenant. Closing shall occur within thirty (30) days after the market value of the property has been determined. Landlord agrees to convey the property by warranty deed, free and clear of all easements, mortgages, liens, restrictions, and covenants, except those of record as of the date of this Lease, and any created by Tenant. Tenant agrees to pay cash at closing.

     In the event of the exercise of this option, the parties agree to enter into a permanent easement for access over the currently existing road or any mutually-agreeable road determined by the parties after the date hereof. The easement will provide that the cost of maintenance of said road shall be borne by Tenant and will be considered part of the sale price.

     b. Landlord's  Option.  At  any time during the term of this
        ------------------
     Lease or any renewal thereof, Landlord shall have the option to demand that Tenant exercise the option to purchase the Lodge Premises by giving written notice to do so to Tenant. The option price shall be the market price for the property without considering the value of the Lodge, Shooting Fields equipment, and/or the caretaker's home. If the parties are unable to agree as to the market price, each party may appoint an appraiser who shall in turn jointly appoint a third appraiser to determine the market value. The average of all three appraisals will be determinative of the market value. The parties agree that the sum of One Hundred Thousand and No/100 Dollars ($100,000.00) will be added to the value of the Lodge Premises for the value of the existing lodge structure which will be removed by Tenant pursuant to Section 1.c. above.

     Upon delivery of the written notice to Tenant of Landlord's demand that Tenant exercise the option, the parties will have thirty (30) days to negotiate the fair market value of the property. If the parties are unable to agree, each party shall appoint an appraiser as described above, and all appraisals shall be completed within sixty (60) days from the date notice was given by Landlord. The closing shall occur within thirty (30) days after the market value of the property has been determined. Landlord agrees to convey the property by warranty deed, free and clear of all easements, mortgages, liens, restrictions, and covenants except those of record as of the date of this lease, and any created by Tenant. Tenant agrees to pay cash at closing.

     In the event of the exercise of this option, the parties agree to enter into a permanent easement for access over the currently existing road or any mutually-agreeable road determined by the parties after the date hereof. The easement will provide that the cost of maintenance of said road shall be borne by Tenant and will be considered part of the sale price.

     Should Tenant not exercise the option as provided herein upon demand by Landlord, the option granted Tenant by
     Section 8.a hereof shall become null and void. The Right of First Refusal granted Tenant pursuant to Section 21 hereof shall remain in full force and effect during the balance of the Lease term or any renewal thereof.

     9.    Assignment  or  Sublettinq.  Tenant  may not assign or
           --------------------------
sublet any or all of the Lodge Premises without the prior written consent of Landlord. In the event Landlord sells or otherwise transfers ownership of the Lodge Premises, this Lease shall survive the transfer of ownership and Landlord shall take all steps prior to sale to ensure that Tenant suffers no restriction or loss of use of the Lodge Premises.

     10.   General Indemnification.  Tenant  shall  indemnify and
           -----------------------
hold harmless Landlord from and against loss, damage and expense (including reasonable attorneys' fees and legal expenses) for bodily injury (including death) to persons and damage to property proximately caused by the negligent acts or omissions of Tenant or Tenant's intentionally wrongful actions and arising from Tenant's performance under this Lease, except to the extent that any such loss or damage or expense is caused by or arises from the negligence or intentionally wrongful acts or omissions of Landlord or Landlord's invitees.

     Landlord shall indemnify and hold harmless Tenant from and against loss, damage and expense (including reasonable attorneys' fees and legal expenses) for bodily injury (including death) to persons and damage to property proximately caused by the negligent acts or omissions of the Landlord or the Landlord's intentionally wrongful actions and arising from Landlord's performance under this Lease, except to the extent that any such loss or damage or expense is caused by or arises from the negligence or intentionally wrongful acts or omissions of Tenant or Tenant's invitees.

     11.   Quiet  Enjoyment.  Landlord  covenants and agrees with
           ----------------
Tenant that so long as Tenant pays the rent and is not in default of its obligations under this Lease, Tenant may peaceably and quietly  enjoy  the  Lodge  Premises subject  to  the  terms  and conditions of this Lease. Landlord further covenants that Tenant's possession and use of the Lodge Premises will not be disturbed by anyone claiming by, through, or under Landlord.

     12.   Environmental    Representations    and    Warranties.
           -----------------------------------------------------
Landlord warrants to Tenant that the Lodge Premises are free from the presence of hazardous materials and that the handling, use, generation, treatment, storage, disposal or release of hazardous materials has not occurred on the Lodge Premises. Landlord further warrants that the Lodge Premises are in full compliance with all environmental laws. Landlord further warrants that it has not received notice of any pending or threatened action, claim or proceeding under environmental laws or otherwise arising out of the condition of the Lodge Premises. All warranties of Landlord in this paragraph shall be "Environmental Warranties."

     13.   Environmental    Indemnity.   Landlord    agrees    to
           --------------------------
indemnify, save and hold harmless Tenant, its present and future affiliates and subsidiaries, if any, their respective employees, representatives, officers, directors and agents from and against any and all costs, losses, liabilities, damages, lawsuits, expenses, interest, and penalties incurred in connection with, arising out of, resulting from or incident to a breach of any environmental warranty contained herein. The provisions of this paragraph shall survive the Term of this Lease.

     14.   Surrender  and  Holding  Over.  Tenant shall, upon the
           -----------------------------
expiration or termination of this Lease surrender to Landlord the Lodge Premises, including all alterations, improvements and additions on the Lodge Premises, other than as provided herein, without any damage, injury or disturbance thereto, except normal wear and tear. Tenant shall leave the Lodge Premises in a neat and clean condition, free of debris.

     15.   Utilities.  Tenant shall pay the appropriate suppliers
           ---------
for all water, gas, electricity, light, heat, telephone, power, cable, and other utilities and communication services used by Tenant on the Lodge Premises during the Term of this Lease.

     16.   Damage  or  Destruction.  In  the event that the Lodge
           -----------------------
Premises are partially damaged by fire, explosion or other casualty, Tenant shall commence repair, restoration or rebuilding thereof within sixty (60) days following such damage, or promptly after issuance of all necessary building permits. If the Lodge Premises are rendered wholly untenantable, then either party may terminate this Lease or upon agreement of the parties the Lease may continue with the rent being abated until the Lodge Premises are again ready for Tenant's occupancy. If the Lodge Premises are made wholly untenantable and the parties elect to continue this Lease, then Landlord and Tenant shall agree at such time as to the schedule for reconstruction and repair and Landlord shall commence said repair, restoration and rebuilding thereof within sixty (60) days after the occurrence causing such damage and shall complete such repair, restoration and rebuilding with all due diligence. For purposes of this Lease the Lodge Premises shall be deemed untenantable when the fire department with jurisdiction over the Lodge Premises determines that the Lodge Premises are wholly untenantable or partially untenantable, as the case may be.

     17.   Compliance with Laws. The parties agree to comply with
           --------------------
all laws, ordinances, orders, rules, regulations, and other governmental requirements relating to the use, condition or occupancy of the Lodge Premises. The parties further agree that in the event that at any time during the Term of this Lease the Tenant's intended use of the Lodge Premises is in conflict with any law, ordinance, order, rule, regulation or other governmental requirement (including without limitation zoning ordinances), either party shall have the option of terminating this Lease upon providing the other party with at least thirty (30) days prior written notice.

     18.   Insurance. At all times during the Term of this Lease,
           ---------
Tenant shall carry and maintain, at Tenant's expense, the following insurance in the amounts specified below or such other amounts as Landlord shall, from time to time, reasonably request, with insurance companies and in form satisfactory to Landlord:

     a. Public Liability and Property Damage Liability Insurance with a combined single limit of not less than $5,000,000;

     b. Fire and Extended Coverage Insurance covering all structures and leasehold improvements and all of Tenant's equipment, trade fixtures, appliances, furniture, furnishings, and personal property from time to time in or upon the Lodge Premises, in an amount of not less than full replacement cost without deduction for depreciation, providing protection against all perils included within the classification of fire, extended coverage, vandalism, malicious mischief, special extended peril (all risk), flood and sprinkler leakage. All policy proceeds will be used for the repair or replacement of the property damaged or destroyed;

     c. Workers' Compensation Insurance insuring against and satisfying Tenant's obligations and liabilities under the Workers' Compensation laws of the State of Nebraska. Tenant may self-insure its Workers' Compensation liability to the extent allowed by Nebraska law.

     19.   Alterations  and Improvements. After completion of the
           -----------------------------
construction as described in Section 4, Tenant will not make any alterations, additions, or improvements to the Lodge Premises without the prior written consent of Landlord. Landlord will not unreasonably withhold its consent to minor, non-structural alterations and improvements, provided that all such improvements and alterations shall be at the sole expense of Tenant and at no expense to Landlord. Tenant shall promptly pay all costs and expenses of any alteration, addition or improvement. Tenant shall procure and pay for all permits and licenses required in connection with any alteration, addition or improvement. Any such improvements shall become the property of the Landlord upon termination of this Lease either due to early termination as allowed under this Agreement or upon the termination date of this Lease, reasonable wear and tear excepted.

     Tenant may, without Landlord's consent and at Tenant's expense, install, assemble or place upon the Lodge Premises any items of machinery, equipment or furniture used or useful in Tenant's use of the Lodge Premises. Such machinery, equipment or furniture shall be and remain the property of Tenant. Tenant may remove the machinery, equipment, or furniture from the Lodge Premises at any time, provided that Tenant shall be required to repair any damage to the Lodge Premises resulting from such removal; however, at the termination of the Lease, all such machinery, equipment or furniture then in existence shall become the property of Landlord.

     20.   Term - Option  to  Extend. So long as Tenant is not in
           -------------------------
default under this Lease, either at the time of exercise or at the time the extended Term commences, Tenant will have the option to extend the initial ten (10) year Term of this Lease for two additional periods of five (5) years (the "Option Periods") on the same terms, covenants, and conditions of this Lease. Tenant will exercise its option by giving Landlord written notice ("Option Notice") at least one hundred eighty (180) days, but not more than three hundred sixty (360) days prior to the expiration of the initial Term or the first Option Period.

     21.   Right of First Refusal.
           ----------------------

     a. Grant. Landlord grants Tenant a right of first refusal to
        -----
     purchase the Lodge Premises pursuant to this section.

     b. Applicable Transactions. If Landlord receives an offer to
        -----------------------
     sell the Lodge Premises, or any part thereof, and it intends to accept the offer, or if Landlord decides to make an offer to sell the Lodge Premises, or any part thereof, Landlord will give a written copy of the offer to Tenant. Tenant will have the right to accept said offer by written notice to Landlord given within fifteen (15) days after Tenant's receipt of the offer, or, in the alternative, to exercise the option granted Tenant in Section 8 hereof by giving notice as required therein. If Tenant accepts the offer, Tenant will be bound to purchase the Lodge Premises strictly in accordance with the terms of the offer. So long as Landlord's rights are not affected, Tenant has the right to bid at any foreclosure sale of the Lodge Premises.

     c. Excluded Transactions.  Tenant does not have the right of
        ---------------------
     first refusal to purchase the Lodge Premises if the sale of the Lodge Premises is to a related entity (as that term is defined in this paragraph). The term "related entity" means any corporation, LLC, or Partnership eighty percent (80%) or more of whose voting stock or control is owned by Landlord.

     d. Conditions.  Tenant  does  not  have  the  right of first
        ----------
     refusal to purchase the Lodge Premises if, at the time Landlord receives the offer or decides to make the offer,
     (i) Tenant is in default under this Lease, or (ii) an event has occurred that would be a default under this Lease after either notice or the passage of time, or (iii) tenant has assigned all or part of this lease or has sublet all or part of the Lodge Premises.

     e. No  Assignment.  The  rights  granted  to  Tenant in this
        --------------
     section are personal and may not be assigned by Tenant in connection with an assignment of this lease or otherwise, and Tenant's rights in this paragraph may not be exercised by anyone other than Tenant. Any attempted assignment of Tenant's rights in this paragraph will be of no effect, and will terminate these rights as of the date of the purported assignment.

     f. Apportionment  of  Rent.  If  Tenant  purchases the Lodge
        -----------------------
     Premises, prepaid rent will be credited against the purchase price.

     g. Time  of the Essence.  Time is of the essence of each and
        --------------------
     every agreement and condition in this paragraph.

     h. Sale  Subject  to  Option.  Any  sale of this property by
        -------------------------
     Landlord during the term of this Lease or any extension thereof will be subject to the option granted to Tenant pursuant to Section 8 hereof.

     22.   Right to Cure Default.
           ---------------------

     a. If Tenant shall default with respect to any of Tenant's obligations hereunder, if Landlord shall have given to Tenant notice as required herein, and if after thirty (30) days in which to cure said default Tenant shall not have cured such default, Landlord may, but need not, attempt to cure such default and the reasonable, actual net costs and expenses incurred or paid by Landlord in so doing shall be deemed to be additional rent hereunder and shall be payable by Tenant to Landlord within ten (10) days after notice by Landlord to Tenant making demand therefor.

     b. If Landlord shall default with respect to any of Landlord's obligations hereunder and if Tenant shall have given to Landlord notice as required hereunder and thirty
     (30) days in which to cure, and if after the expiration of such period, if any, as may be provided herein for the curing of such default Landlord shall not have cured such default, Tenant may but need not attempt to cure such default and the reasonable, actual net costs and expenses incurred or paid by Tenant in so doing shall be payable by Landlord to Tenant within ten (10) days after notice by Tenant to Landlord making demand therefor or at Tenant's option shall be deductible by Tenant from the rent payable hereunder.

     c. The rights and remedies afforded to Landlord and to Tenant under paragraphs a and b, respectively, of this
     Section 22, as well as those elsewhere provided herein or by law shall be cumulative and shall not be deemed exclusive of any other right or remedy provided herein or by law.

     d. In the event that either Landlord or Tenant shall bring any action or proceeding, whether at law or in equity or in arbitration or otherwise, claiming a failure or default on the part of the other to perform any covenant or agreement contained in this Lease, the party who shall not prevail in such action or proceeding shall pay to the party who shall prevail therein the reasonable attorneys' fees and/or expenses incurred by the prevailing party and the amount thereof may be recovered, by counterclaim or otherwise, in such action or proceeding.

     e. Irrespective of any default by Landlord or Tenant, Tenant may exercise the option granted by Section 8 hereof at any time.

     23.   Condemnation.
           ------------

     a. If the whole or any part of the Lodge Premises shall be taken under the power of eminent domain, this Lease shall terminate as to the part so taken on the date Tenant is required to yield possession thereof to the condemning authority. Landlord shall make such repairs and alterations as may be necessary in order to restore the part not taken to useful condition and the rent and other charges shall be reduced proportionately as to the portion of the Lodge Premises so taken. If the amount of the Lodge Premises so taken substantially impairs the usefulness of the Lodge Premises for the permitted uses, either party may terminate this Lease on the date when Tenant is required to yield possession.

     b. All compensation awarded for the taking of the fee and the leasehold shall belong to and be the property of Landlord provided, however, that Landlord shall not be entitled to any award made to Tenant for loss of business, fair value of, and cost of removal of stock and fixtures and unamortized value of Tenant's improvements in the Lodge Premises. The term "eminent domain" shall include the exercise of any similar governmental power and any purchase or other acquisition in lieu of condemnation.

     24.   Notices.  Any notice or demand from Landlord to Tenant
           -------
or Tenant to Landlord shall be in writing and shall be mailed by prepaid United States registered or certified mail or personal delivery addressed to Tenant and Landlord as follows or to such other address as Tenant or Landlord shall have last designated by notice in writing to the other party:

           Tenant:       Werner Enterprises, Inc.
                         14507 Frontier Road
                         P.O. Box 45308
                         Omaha, NE  68145-0308

           Landlord:     Clarence L. Werner, Trustee
                         of the Clarence L. Werner Revocable Trust
                         14507 Frontier Road
                         P.O. Box 45308
                         Omaha, NE 68145-0308

     25.   Amendment. This Lease can be amended only by a written
           ---------
document signed by authorized representatives of the Landlord and Tenant.

     26.   Severability.  If any provision of this Lease is found
           ------------
by a court of competent jurisdiction to be illegal, invalid or unenforceable, such provision shall be struck from the Lease and the remainder of this Lease will not be affected.

     27.   Binding Effect.  This Lease shall inure to the benefit
           --------------
of and will be binding upon the successors and permitted assigns of the parties.

     28.   Entire  Agreement.  This  Lease  contains  the  entire
           -----------------
agreement between the Landlord and Tenant with respect to this subject matter. Except for those which are specifically set forth in this Lease, no representations, warranties or agreements have been made by Landlord or Tenant to one another with respect to this Lease.

     29.   Duties  of  Tenant.  Tenant  will  obey  all laws  and
           ------------------
ordinances controlling use and occupancy of the Lodge Premises, for the purposes intended and will institute or promulgate such regulations as are necessary to insure the safe operation of the sporting clay and trap range, the hunting fields and the Lodge. Tenant shall keep the Lodge Premises clean and provide all required maintenance to keep the facility in good operating, safe condition.

     30.   Governing  Law.  This  Lease  shall  be  governed  and
           --------------
construed by and in accordance with the laws of the State of Nebraska.

     31.   Recision of Lease Agreement.  Upon commencement of the
           ---------------------------
Term of this Lease as described in Section 2 above, the parties agree that the Lease Agreement entered into the 1st day of August 1994, shall be rescinded and each party be released from it's obligations to perform any of the terms and conditions thereof and that the terms and conditions of the Lease shall replace and supercede said Lease Agreement.

     32.   Farming.  During the term of this Lease, Landlord will
           -------
use his equipment to seed and maintain the hunting cover, milo crops, and any other crops located on the Lodge Premises. Tenant will pay for seed and fertilizer. Farming will be conducted in such a manner as to maximize hunting cover for pheasants and other game birds. The proceeds from any crops, if any, shall be the property of Landlord.

     IN WITNESS WHEREOF, the parties hereto have executed this Lease Agreement as of the day and year first above written.



                              LANDLORD:

                              CLARENCE L. WERNER, TRUSTEE OF
                              THE CLARENCE L. WERNER
                              REVOCABLE TRUST


                              /s/ Clarence L. Werner
                              ___________________________________
                              Clarence L. Werner, Trustee

                              TENANT:

                              WERNER ENTERPRISES, INC.


                         By:  /s/ Robert E. Synowicki, Jr.
                              ___________________________________
                              Robert E. Synowicki, Jr.
                              Executive Vice President






STATE OF NEBRASKA             )
                              )ss.
COUNTY OF SARPY               )

     The foregoing Lease Agreement was acknowledged before me this 8 day of February, 2007, by Clarence L. Werner, Trustee of the Clarence L. Werner Revocable Trust, on behalf of the Trust.

     [SEAL]

                                   /s/ Stefanie A. Nelson
				   ______________________________
                                   Notary Public



STATE OF NEBRASKA             )
                              )ss.
COUNTY OF SARPY               )

     The foregoing Lease Agreement was acknowledged before me this 8 day of February, 2007, by Robert E. Synowicki, Jr., the
Executive Vice President of Werner Enterprises, Inc., on behalf of the corporation.

     [SEAL]

                                   /s/ Stefanie A. Nelson
                                   ____________________________________
                                   Notary Public


DOCS/777240.3

                          EXHIBIT A

                       LODGE PREMISES



   LEGAL DESCRIPTION - BART FORD FARM

   That part of Government Lots 5 and 6, in the SE 1/4 of Section 16, together with that part of Government Lot 1 in the NE 1/4 of Section 21, all in T 16 N, R 9 E, of the 6th P.M., Douglas County, Nebraska, together with part of the Platte River lying East of the centerline of the Platte River (the centerline of the Platte River hereafter being the geographical centerline of the main channel of the river as indicated on various maps and as established by setting points midway between the high banks of the main channel of the Platte River) and adjoining afore described Government Lots, all being more particularly described as follows: Commencing at the Southeast corner of the NE 1/4 of Section 22, T 16 N, R 9 E, of the 6th P.M., Douglas County, Nebraska; thence S 88 degrees 12'21" W (an assumed bearing) for 1,409.50 feet along the South line of the NE 1/4 of said Section 22 to the West right-of-way line of the Union Pacific Railroad; thence N 54 degrees 06'51" W for
   846.17 feet along said West right-of-way line; thence continuing along said West right-of-way line and along a 11,659.22 foot radius curve to the right (having a chord bearing N 47 degrees 48'39" W and a chord distance of 2,560.20 feet) for an arc distance of 2,565.36 feet to the intersection of said West right-of-way line with the centerline of a gravel road, (said point of intersection also being from the Northeast corner of the SE 1/4 of said Section 16, S 87 degrees 54'29" W for 835.10 feet along the North line of the SE 1/4 of said Section 16 to the West right-of-way line of the Union Pacific Railroad; thence S 37 degrees 44'25" E for
   2,958.81 feet along said West right-of-way line; thence continuing Southeasterly along said West right-of-way line and along an 11,659.22 foot radius curve to the left (having a chord bearing S 39 degrees 37'26" E and a chord distance of
   766.44 feet) for and arc distance of 766.58 feet to aforesaid intersection of said West right-of-way line with the centerline of a gravel road); thence N 51 degrees 38'54" W for
   440.59 feet along said road centerline; thence continuing Northwesterly along said road centerline and along a 3,486.69 foot radius curve to the left (having a chord bearing N 57 degrees 59'59" W and a chord distance of 771.42 feet) for an arc distance of 773.02 feet; thence continuing along said road centerline, N 64 degrees 21'04" W for 927.47 feet to the True Point of Beginning; thence N 01 degrees 29'10" E for
   227.72 feet; thence N 73 degrees 12'54" W for 1,189.07 feet; thence S 64 degrees 21'46" W for 363.41 feet along a line perpendicular to said centerline of the Platte River to said centerline of the Platte River; thence S 25 degrees 38'14" E for 48.47 feet along said centerline of the Platte River; thence S 12 degrees 50'12" E for 1,180.99 feet along said centerline of the Platte River; thence N 77 degrees 09'48" E for 403.51 feet along a line perpendicular to the centerline of the Platte River; thence S 71 degrees 21'34" E for 498.94 feet; thence N 47 degrees 17'43" E for 402.23 feet; thence N 01 degrees 29'10" E for 578.61 feet to the True Point of Beginning.

                           EXHIBIT B

                         HUNTING LODGE

        [MAP OF LODGE PREMISES AND FARM LAND APPEARS HERE]